Exhibit 99.1

DallasNews Corporation Announces Amendment to Hearst Merger Agreement with a Final Increase to the Purchase Price

DallasNews Shareholders to Receive All-Cash Consideration of $16.50 Per Share, a 276% Premium Over the Closing Price Per Share of Series A Common Stock on July 9, 2025

Hearst Merger Provides Certainty of Value, Accelerated ROI, and Immediate Liquidity, While Eliminating Company Ownership Risks for Shareholders

Board Unanimously Recommends that Shareholders Vote “FOR” the Hearst Merger to Secure the Future of DallasNews and Realize a Significant Premium on their Investment

DALLAS, September 15, 2025 (GLOBE NEWSWIRE) -- DallasNews Corporation (Nasdaq: DALN) (the “Company” or “DallasNews”), the holding company of The Dallas Morning News and Medium Giant, announced today that it has entered into an amendment to the definitive agreement governing the Company’s pending merger with Hearst (the “Hearst Merger”), one of the nation’s leading information, services and media companies, which increases the per share purchase price to be paid by Hearst from $15.00 to $16.50 per share in cash, representing a premium of 276% over the $4.39 closing price per share of Series A Common Stock on July 9, 2025.

A Final Enhanced Offer that Delivers Certain Value and a Significant Premium for DallasNews Shareholders

Jeff Johnson, president of Hearst Newspapers, stated, “With this best and final increase to our offer, we are clearly demonstrating our commitment to providing significant value to DallasNews shareholders and further illustrating our belief that DallasNews has a bright future as part of the Hearst family.”

John A. Beckert, Chairman of the Board, DallasNews, added “We are pleased to have been able to secure a higher price for DallasNews shareholders and recommend that all shareholders vote FOR the merger with Hearst. DallasNews shareholders have an important choice to make: either support this value creating transaction and realize a significant premium on their investment, or alternatively, DallasNews will remain a public company and its shares may return to their pre-announcement trading value of approximately $4 per share.”

Clear Support from the DallasNews Board of Directors, the Company’s Largest Shareholder, and Leading Independent Proxy Advisory Firms

In addition to the unanimous support of the DallasNews board of directors (the “Board”), the Hearst Merger is supported by the Company’s largest shareholder, Robert W. Decherd. Decherd has publicly and consistently stated that he will vote FOR the Hearst Merger based on Hearst’s reputation and historic commitment to journalistic integrity, delivering high-quality local news, and meeting its audiences’ information needs with excellence.

Decherd has reiterated his confidence in the transaction stating, “This increased offer from Hearst cements what was already a compelling proposal to deliver significant value to shareholders and secure the future of DallasNews. The Hearst Merger has my full support, and I encourage all DallasNews shareholders to join me in approving this transaction both for the value it creates, and the demonstrated ability of Hearst to support DallasNews in serving North Texas long into the future.”

Two leading independent proxy advisory firms, Institutional Shareholder Services Inc. and Glass, Lewis & Co., have also recommended shareholders vote FOR the Hearst Merger.

The Board Recommends Shareholders Vote FOR the Hearst Merger Today and Secure a Certain, Cash Premium for Their Shares

Every vote is very important. Two-thirds of the shares of Series A Common Stock, voting as a single class, must vote in favor of the Hearst Merger, in addition to two-thirds of the shares of Series B Common Stock, voting as a single class, and two-thirds of the combined shares of Series A and Series B Common Stock, voting together as a single class.

If the Hearst Merger is not approved by DallasNews shareholders, the price of the Company’s shares may return to the trading price prior to the announcement of the transaction.

The voting window is closing rapidly - it is important for shareholders to act now. To be certain their vote is cast by phone or internet, shareholders should vote on or before September 22, 2025, at 10:59 p.m. CT.

Shareholders that have questions about voting their proxy or require replacement proxy materials, please contact the Company’s designated proxy solicitors D.F. King & Co., Inc. toll-free +1 (866) 416-0577 or by email at DALN@dfking.com or Okapi Partners toll-free at +1 (844) 343-2621 or by email at Info@okapipartners.com.

About DallasNews Corporation

DallasNews Corporation is the Dallas-based holding company of The Dallas Morning News and Medium Giant. The Dallas Morning News, a leading daily newspaper, is renowned for its excellent journalistic reputation, intense regional focus, and close community ties. As a testament to its commitment to quality journalism, the publication has been honored with nine Pulitzer Prizes. Medium Giant, an integrated creative marketing agency with offices in Dallas and Tulsa, works with a roster of premium brands and companies. In 2024, the agency earned top industry recognition, winning an AAF Addy and the AMA DFW Annual Marketer of the Year Award for Campaign of the Year, along with six prestigious Davey Awards. Medium Giant is a wholly owned business of DallasNews Corporation. For additional information, visit mediumgiant.co.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations, estimates and projections about, among other things, the industry and markets in which the Company operates, and the transactions described in this communication. Words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “forecast,” “intend,” “expect,” “may,” “project,” “plan,” “seek,” “should,” “target,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in forward-looking statements. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement between the Company and Hearst (the “Hearst Merger Agreement”); (ii) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Hearst Merger Agreement or the Company’s implementation of a shareholder rights plan (the “Rights Plan”); (iii) the inability to complete the proposed Hearst Merger due to the failure to obtain the requisite approval of the Company’s shareholders or the failure to satisfy other conditions to completion of the Hearst Merger; (iv) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Hearst Merger; (v) the impact, if any, of the announcement or pendency of the Hearst Merger on the Company’s relationships with customers or other commercial partners; (vi) the amount of the costs, fees, expenses and charges related to the Hearst Merger and the Rights Plan; (vii) the ability of the Rights Plan to protect shareholders' interests and to effectively ensure that the Board has sufficient time to make informed judgments that are in the best interests of the Company and its shareholders; and (viii) other risks described in the Company’s public disclosures and filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this communication or, in the case of any document incorporated by reference, the date of that document.

All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this communication.

Shareholder Contacts

D.F. King & Co., Inc.

Toll-free: 1-866-416-0577

DALN@dfking.com

Okapi Partners LLC

Toll-free: 1-844-343-2621

Info@okapipartners.com

Media Contact

Gagnier Communications
Riyaz Lalani / Dan Gagnier
DallasNews@gagnierfc.com